Exhibit 99.01

Media Contact:
Edelman
Colleen Kuhn
+ 1 650.762.2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports Second Quarter 2017 Results
Files Lawsuits against Samsung Electronics and Motorola Mobility
SAN JOSE, Calif., August 3, 2017 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the second quarter ended June 30, 2017.
Results for the quarter ended June 30, 2017
Total revenues for the second quarter of 2017 were $7.0 million, a decrease of 11% compared to $7.9 million for the second quarter of 2016. Royalty and license revenues of $6.8 million for the second quarter of 2017 were down 11% from the same period last year.
Net loss for the second quarter of 2017 was $(14.8) million, or $(0.51) per share. This compares to net loss of $(5.6) million, or $(0.20) per share, for the second quarter of 2016.
Non-GAAP net loss for the second quarter of 2017 was $(10.8) million, or $(0.37) per share, compared with non-GAAP net loss of $(5.8) million, or $(0.20) per share, for the second quarter of 2016. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of June 30, 2017, Immersion’s cash, cash equivalents and short term investments were $62.0 million, down from $89.8 million as of December 31, 2016.

Management Commentary

Chief executive officer Vic Viegas of Immersion said, “During the quarter we had a number of positive developments, including the addition of several license agreements with new customers in key markets. We also renewed and expanded agreements with existing customers. We remain steadfast in our resolve to bring value to our shareholders through the adoption and monetization of haptics.”

“Taking into consideration our litigation with Apple, Samsung, Motorola, and Fitbit, we are updating our 2017 guidance. We expect revenues to be in the range of $30 to $34 million. Based on this forecast, we expect to generate bottom line results of between a non-GAAP net loss of $28 million and $36 million.”
“We continue to take a fiscally responsible approach as we utilize our strong balance sheet to support our objectives in driving value for our shareholders while positioning Immersion for continued long-term success," concluded Mr. Viegas.

Recent Business Highlights

•	Licensed Tokyo-based Mitsubishi Electric Corp. for Immersion’s haptics IP for its automotive solutions.

•
Partnered with SpotX to provide haptic-enabled video advertising opportunities to market at scale on mobile devices, enabling all media owners on SpotX’s platform access to Immersion's haptic technology, empowering advertisers with high-impact, tactile experiences.

•	Licensed Shenzhen-based Realtime Technology Co., Ltd to embed Immersion's TouchSense® Premium solution in Realtime's Pacewear smart wearable products.

•	Licensed Onkyo Corp., a Japanese leading electronics manufacturer, enabling Onkyo to use Immersion TouchSense® Premium and TouchSense® Lite technologies in its smartphones.
Complaints against Samsung and Motorola

Immersion also announced that it has filed a complaint in the United States District Court for the Eastern District of Texas against Samsung Electronics Co., Ltd. and Samsung Electronics America, Inc. and a complaint in the United States District Court for the District of Delaware against Motorola Mobility LLC and Motorola Mobility Holdings LLC. The complaints allege that certain Android-based smartphones infringe five Immersion patents that cover various uses of haptic effects in connection with touchscreens. In the complaints, Immersion is seeking to stop Samsung and Motorola from further infringement, as well as the recovery of damages.
The complaints against Samsung and Motorola assert infringement of the following patents:

•	U.S. Patent No 6,429,846: "Haptic Feedback for Touchpads and Other Touch Controls"

•	U.S. Patent No 7,969,288: "Force Feedback System Including Multi-Tasking Graphical Host Environment and Interface Device"

•	U.S. Patent No 9,323,332: “Force Feedback System Including Multi-Tasking Graphical Host Environment”

•	U.S. Patent No 7,982,720: "Haptic Feedback for Touchpads and Other Touch Controls"

•	U.S. Patent No 8,031,181: "Haptic Feedback for Touchpads and Other Touch Controls"
Conference Call Information
Immersion will host a conference call with company management on Thursday, August 3, 2017 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the second quarter ended June 30, 2017. To participate on the live call, analysts and investors should dial +1 877-627-6590 (conference ID: 2001577) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. With more than 2,400 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net loss and Non-GAAP net loss per share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, our expectation that revenues for 2017 will be in the range of $30 million to $34 million and non-GAAP net loss for 2017 ranging from $28 million to $36 million and statements regarding litigation outcomes.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; the impact of litigation developments on existing and potential customers; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2016 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$33,152	$56,865
Short-term investments	28,863	32,907
Accounts receivable, net	3,335	1,382
Prepaid expenses and other current assets	989	2,876
Total current assets	66,339	94,030
Property and equipment, net	3,638	4,016
Deferred income tax assets	437	359
Prepaid income taxes	—	4,997
Intangibles and other assets, net	363	365
TOTAL ASSETS	$70,777	$103,767
LIABILITIES
Accounts payable	$10,237	$5,951
Accrued compensation	2,355	4,753
Other current liabilities	3,886	4,409
Deferred revenue	5,004	5,909
Total current liabilities	21,482	21,022
Long-term deferred revenue	24,369	26,393
Other long-term liabilities	963	1,012
TOTAL LIABILITIES	46,814	48,427
STOCKHOLDERS’ EQUITY	23,963	55,340
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$70,777	$103,767

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Royalty and license	$6,785	$7,615	$15,791	$21,063
Development, services, and other	245	249	463	424
Total revenues	7,030	7,864	16,254	21,487
Costs and expenses:
Cost of revenues	54	61	97	87
Sales and marketing	3,461	3,397	6,766	7,200
Research and development	2,826	2,966	6,022	7,278
General and administrative	15,600	11,001	31,132	21,091
Total costs and expenses	21,941	17,425	44,017	35,656
Operating loss	(14,911)	(9,561)	(27,763)	(14,169)
Interest and other income	165	33	304	245
Loss from continuing operations before benefit (provision) for income taxes	(14,746)	(9,528)	(27,459)	(13,924)
Benefit (provision) for income taxes	(99)	3,323	(251)	5,024
Loss from continuing operations	(14,845)	(6,205)	(27,710)	(8,900)
Income from discontinued operations	—	649	—	649
Net loss	$(14,845)	$(5,556)	$(27,710)	$(8,251)
Basic and diluted net loss per share
Continuing operations	$(0.51)	$(0.22)	$(0.95)	$(0.31)
Discontinued operations	$—	$0.02	$—	$0.02
Total	$(0.51)	$(0.20)	$(0.95)	$(0.29)
Shares used in calculating basic and diluted net loss per share	29,193	28,834	29,109	28,663

Immersion Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP net loss	$(14,845)	$(5,556)	$(27,710)	$(8,251)
Add: Stock-based compensation	1,178	1,255	2,735	3,589
Add: Provision (benefit) for income taxes	99	(3,323)	251	(5,024)
Less: Non-GAAP benefit (provision) for income taxes on continuing operations (at 19%)	2,802	1,810	5,217	2,646
Non-GAAP net loss	$(10,766)	$(5,814)	$(19,507)	$(7,040)
Non-GAAP loss per share	$(0.37)	$(0.20)	$(0.67)	$(0.25)
Shares used in calculating Non-GAAP loss per share	29,193	28,834	29,109	28,663

Media Contact:
Edelman
Colleen Kuhn
(650) 762-2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com